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Exhibit 3i.5

For Ministry Use Only À l'usage exclusif du ministère	Ontario Corporation Number Numéro de la société en Ontario
1294783

Ministry of Consumer and Ontario Commercial Relations	Ministère des la Consommation et du Commerce
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Ceci certifie que les présents status entrent en vigueur le

MAY 11 MAI, 1998

[Signature] Director / Directrice Business Corporations Act / Loi sur les sociétés par actions

Form 1
Business Corporations Act

Formule 1
Loi sur les sociétés par actions

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:																						Dénomination sociale de la société :

	/	M	/	E	/	T	/	A	/	L	/	L	/	I	/	C	/	/	V	/	E	/	N	/	T	/	U	/	R	/	E	/	S	/	/	I	/	N	/	C	/	.	/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

2.	The address of the registered office is:	Adresse du siège social :
40 King Street West, Suite 2100

(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)
Toronto, Ontario		/	M	/	5	/	H	/	3	/	C	/	2	/

	(Name of Municipality or Post Office)	(Postal Code)
	(Nom de la municipalité ou du bureau de poste)	(Code Postal)
3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'administrateurs :
A minimum of 1 and a maximum of 10 directors.
4.	The first director(s) is/are:	Premier(s) administrateur(s) :
First name, initials and surname	Residence address, giving street & No. or R.R. No., municipality and postal code.	Resident Canadian State Yes or No
Prénom, initiales et nom de famille	Adresse personnelle, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal	Résident canadien Oui/Non

Norman F. Findlay	27 Bamber Court North York, Ontario M3A 2N5	Yes

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5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.
There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :
An unlimited number of common shares.

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:	Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :
Not applicable.

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivants :
No shares in the capital of the Corporation shall be transferred without either:

(a) the consent of the holders of at least fifty-one percent (51%) of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of at least fifty-one percent (51%) of such shares, or

(b) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

9.	Other provisions, if any, are:	Autres dispositions, s'il y a lieu :

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without autorization of the shareholders, in such amounts and on such terms as it deems expedient:
(a) borrow money upon the credit of the Corporations;
(b) issue, re-issue, sell or pledge debt obligations of the Corporations;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one (1) shareholder.
Any invitation to the public to subscribe for securities of the Corporation is prohibited.

10.	The names and addresses of the incorporators are	Nom et adresse des fondateurs
First name, initials and surname or corporate name Prénom, initiale et nom de famille ou dénomination sociale
Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Adresse personnelle au complet, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal
	Norman F. Findlay	27 Bamber Court North York, Ontario M3A 2N5

	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.

Signatures of incorporators
(Signature des fondateurs)

/s/ Norman F. Findlay

Norman F. Findlay

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Exhibit 3i.5